Exhibit 4.20


                          FOURTH AMENDMENT TO THE
                     AMERICAN STORES RETIREMENT ESTATES
                             (1994 RESTATEMENT)

The American Stores Retirement Estates (1994 Restatement) is hereby amended in the following respects as a condition to the Favorable Determination Letter issued by the Internal Revenue Service on May 9, 1995.

A. Section 2.39 of the Plan shall be deleted and the remaining sections of Article II shall be renumbered accordingly. A new Section shall be added following Section 2.25 and the remaining sections of Article II shall be renumbered accordingly. The new section shall read as follows:

     Full-Time Employee

          "Full-Time Employee" shall mean an Employee who ordinarily and on a regular basis works to the number of hours prescribed by the Employer from time to time as the normal full-time work week of the Employee group to which the Employee is assigned.

B. Section 2.40 of the Plan shall be deleted and the remaining sections of Article II shall be renumbered accordingly. A new Section shall be added following Section 2.35 and the remaining sections of Article II shall be renumbered accordingly. The new section shall read as follows:

     Part-Time Employee

          "Part-time Employee" means an employee whose customary employment is less than the normal full-time work week of the Employee group to which the Employee is assigned.

C. The Plan shall be amended to change all references to "Regular Full-Time Employee" to "Full-Time Employee" and all references to "Regular Part-time Employee" to "Part-time Employee."

D.   Section 3.1(a) of the Plan shall be revised as follows:

          Prior to July 1, 1995, each Eligible Employee shall become eligible to participate in the Plan upon the day ("Eligibility Date") coincident with the earlier of:

               (i)  The completion of two Years of Service;

          or

               (ii) Attainment of the later of age twenty-one (21) or
                    completion of one (1) Year of Service.

          Effective on and after July 1, 1995, each Eligible Employee shall become eligible to participate in the Plan on the day ("Eligibility Date") the Eligible Employee completes one (1) Year of Service.

E.   Section 4.3(a)(iii) of the Plan shall be revised to read as follows:

          (iii) In the event the test under (i) above cannot be satisfied, the Committee shall determine if use of the alternative test under (ii) above is available. If the Committee determines that the alternative test is not available, either the Actual Deferral Percentage or the Average Contribution Percentage (as defined in Section 4.6) for Highly Compensated Participants eligible to participate in this Plan and a plan of the Company or an Affiliated Company that is subject to the limitations of Section 401(k) and (m) of the Code including, if applicable, this Plan, shall be reduced as described below so that there is no multiple use of the alternative limitation.

                    (A) The Actual Deferral Percentage of the Highly
               Compensated Participant with the highest Actual Deferral Percentage first is reduced by the amount required to cause the employee's Actual Deferral Percentage to equal the ratio of the Highly Compensated Participant with the next highest Actual Deferral Percentage. If a lesser reduction would enable the arrangement to satisfy the Actual Deferral Percentage tests, only the lesser reduction shall be made. This process shall be repeated until the Plan satisfies the Actual Deferral Percentage tests. The highest Actual Deferral Percentage remaining under the Plan after leveling is the highest permitted Actual Deferral Percentage.

                    (B) The Contribution Percentage of the Highly
               Compensated Participant with the highest Average Contribution Percentage shall be reduced by the amount required to cause the employee's Average Contribution Percentage to equal the ratio of the Highly Compensated Participant with the next highest Average Contribution Percentage. If a lesser reduction would enable the Plan to satisfy the Average Contribution Percentage test, only the lesser reduction shall be made. This process shall be repeated until the Plan satisfies the Average Contribution Percentage test. The highest Average Contribution Percentage remaining under the Plan after leveling is the highest permitted Average Contribution Percentage.

F. Section 4.4(c) shall be revised to add the following new sentence to the end thereof:

          The amount of Tax Deferred Contributions in excess of the $7000 limit as described in Section 4.2(a) that may be distributed with respect to a Participant for a taxable year shall be reduced by any excess Compensation Deferral Contributions previously distributed with respect to the Participant for the Plan Year beginning with or within the taxable year.

G. Section 4.5(b) shall be revised to add the following new language to the end thereof:

          The amount of any excess Compensation Deferral Contributions is the amount by which the Highly Compensated Participant's Compensation Deferral Contributions must be reduced for the Highly Compensated Participant's actual deferral ratio under the Plan. To calculate the highest permitted Actual Deferral Percentage, the Actual Deferral Percentage of the Highly Compensated Participant with the highest Actual Deferral Percentage is reduced by the amount required to cause the Highly Compensated Participant's Actual Deferral Percentage to equal the ratio of the Highly Compensated Participant with the next highest Actual Deferral Percentage. This process shall be repeated until the Plan satisfies the Actual Deferral Percentage Test.

H. Section 4.5(b) shall be revised further to add the following new language to the end thereof:

          In the event a Highly Compensated Participant's Actual Deferral Percentage is determined under Section 4.3(e) above ("family aggregation rules"), excess Compensation Deferral Contributions shall be determined by reducing the Actual Deferral Percentage in accordance with the "leveling" method described in Treasury Regulation Section 1.401(k) - 1(f)(2) and the excess Compensation Deferral Contributions shall be allocated among the family members in proportion to the Compensation Deferral Contributions of each family member that have been combined.

I. Section 4.7(b) shall be revised to add the following new language to the end thereof:

          The amount of any excess Taxed Contributions or Company Match on Contributions is the amount by which the Highly Compensated Participant's Taxed Contributions or Company Match on Contributions must be reduced for the Highly Compensated Participant's Average Contribution Percentage to equal the highest permitted Average Contribution Percentage under the Plan. To calculate the highest permitted Average Contribution Percentage, the Average Contribution Percentage of the Highly Compensated Participant with the highest Average Contribution Percentage is reduced by the amount required to cause the Highly Compensated Participant's Average Contribution Percentage to equal the ratio of the Highly Compensated Participant with the next highest Average Contribution Percentage. This process shall be repeated until the Plan satisfies the Average Contribution Percentage Test.

J. Section 4.7(b) shall be revised further to add the following new language to the end thereof:

          In the event a Highly Compensated Participant's Average Contribution Percentage is determined under Section 4.6(e) above ("family aggregation rules"), excess Company Match on Contributions and Taxed Contributions shall be determined by reducing the Average Contribution Percentage in accordance with the "leveling' method described in Treasury Regulation Section 1.401(m) - 1(e)(2) and the excess Company Match on Contributions and Taxed Contributions shall be allocated among the family members in proportion to the Company Match on Contributions and Taxed Contributions of each family member that have been combined

K. The second sentence of Section 5.6(b) shall be revised to read as follows:

          All Company Contributions to the Trust are hereby conditioned upon the Plan initially satisfying all of the requirements of Code
     Section 401(a).

L. Section 8.3(d) shall be revised to add the following new sentence to the end thereof:

          If a Participant dies after distributions have begun in accordance with paragraph (c) above, the remaining portion of the Participant's vested benefit will be distributed at least as rapidly as the method of distribution being used as of the date of the Participant's death.

M. Section 13.3 of the Plan shall be amended to add a new paragraph (d) which shall read as follows:

          (d) Notwithstanding the above, if a Participant was a participant as of the first day of the first limitation year beginning after December 31, 1986 in one or more defined benefit plans maintained by the Company which were in existence on May 6, 1986, and such Participant's current accrued benefit as of the end of the 1986 limitation year exceeds the dollar limitations of Code Section 415 as effective January 1, 1987, such Participant's dollar limitation for purposes of Code Section 415 is the Participant's accrued benefit as of the end of the 1986 limitation year provided the plan met the Code Section 415 requirements for all limitation years beginning prior to January 1, 1987.

N. Section 13.3 of the Plan shall be amended to add a new paragraph (e) which shall read as follows:

          (e) If the accrued benefit of any Participant in a defined benefit plan exceeds the dollar limitations of Code Section 415 as effective January 1, 1987 (including the protected current accrued benefit), the accrued benefit shall be reduced as of the first day of the first limitation year beginning after December 31, 1986 to the level permitted by Code Section 415 as effective January 1, 1987.


O. Section 13.6 of the Plan shall be amended to add the following new provision to the end thereof:

          Plans in existence on May 6, 1986 shall not be disqualified for any limitation year beginning before January 1, 1987 only because such plan provides for Annual Additions or annual benefits which exceed the limits of Code Section 415 which were effective January 1, 1987, provided the plans complied with Code Section 415 as then in effect for all limitation years beginning before January 1, 1987.

P.   Section 15.2 shall be amended to read as follows:

     15.2 Definitions.

     (a) For purposes of this Article XV, the term "Key Employee" shall mean any Employee who, at any time during the Plan Year or any of the four (4) preceding Plan Years, is or was --

          (i) An officer of the Company having an annual compensation from the Company greater than fifty percent (50%) of the amount in effect under Section 415 (b)(1)(A) of the Code for the applicable Plan Year. However, no more than fifty (50) Employees (or, if lesser, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers;

          (ii) One of the ten (10) employees having annual compensation from the Company of more than the limitation in effect under Code Section 415 (c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Company. For this purpose, if two (2) Employees have the same interest in the Company, the employees having greater annual compensation from the Company shall be treated as having a larger interest;

          (iii) A Five Percent Owner of the Company;

     or

          (iv) A One Percent Owner of the Company having an annual compensation from the Company of more than one hundred fifty thousand dollars ($150,000.00).

     (b) For purposes of this Section 15.2, the term "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company. The rules of Subsections (b), (c), and (m) of Code Section 414 shall not apply for purposes of applying these ownership rules.

     (c) For purposes of this Section 15.2, the term "One Percent Owner" means any person who would be described in Paragraph (b) if "one percent (1%)" were substituted for "five percent (5%)" each place where it appears therein.

     (d) For purposes of this Section 15.2, the rules of Code Section 318(a)(2)(C) shall be applied by substituting "five percent (5%)" for "fifty percent (50%)."

     (e) For purposes of this Article XV, the term "Non-Key Employee" shall mean any Employee who is not a Key Employee.

     (f) For purposes of this Article XV, the terms "Key Employee" and "Non-Key Employee" include their Beneficiaries, and inherited benefits will retain the character of the benefits of the Employee who performed services for the Company.

Q. The second sentence of Section 15.4(b) shall be amended to read as follows:

          This determination shall be made by dividing the contributions for each Key Employee by so much of his total compensation as does not exceed $200,000 for Plan Years beginning prior to January 1, 1994 or $150,000 for Plan Years beginning on or after January 1, 1994 (as adjusted under the Code).

R. Section 15.4(b) shall be further amended to add a new sentence after the second sentence which shall read as follows:

          For any year in which the Plan is Top Heavy, each Non-Key Employee will receive the minimum contribution if the Non-Key Employee has not separated from service at the end of the Plan Year, regardless of whether the Non-Key Employee has less than 1000 Hours of Service (or the equivalent) and regardless of the Non-Key Employee's level of Compensation.

S.   Section 15.4(e) shall be amended to read as follows:

          In no instance may the Plan take into account an Employee's compensation in excess of the first $200,000 for Plan Years beginning prior to January 1, 1994 or $150,000 for Plan Years beginning on or after January 1, 1994.

T. Section 16.1 of the Plan shall be amended to add a new paragraph (d) which shall read as follows:

          Any Employee who was a Participant as of the later of the effective date or adoption date of any amendment to the Plan's vesting schedule and who completed 3 years of service may elect to have his nonforfeitable percentage determined under the Plan without regard to such amendment. Notwithstanding the foregoing, for Plan Years beginning before January 1, 1989, or with respect to Employees who fail to complete at least 1 Hour of Service in a Plan Year beginning after December 31, 1988, 5 shall be substituted for 3 in the foregoing sentence.

U.   Section 16.1(b) of the Plan shall be amended to read as follows:

          (b) To have the effect, retroactive or otherwise, of reducing, restricting or depriving, either directly or indirectly, the accrued benefit provided any Participant prior to the amendment.

V.   Section 17.2(a) of the Plan shall be amended to read as follows:

          (a) "Qualified Joint and Survivor Annuity" shall mean an annuity that commences immediately

               (i) For the life of the Participant with a survivor annuity for the life of the spouse which is not less than fifty percent (50%) and is not greater than one hundred percent (100%) of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and which is the actuarial equivalent of a single life annuity for the life of the Participant, or

               (ii) For an unmarried Participant, an annuity for the life of the Participant unless the Participant elects otherwise during the Applicable Election Period.

     Such term shall also refer to any annuity in a form having the effect of an annuity described above.

The foregoing Amendments shall be effective as of the dates specified in
Section 2.20, Effective Date, except as otherwise indicated.

In Witness Whereof, this instrument of amendment is executed this day __ of __________, 199_.

                                          American Stores Company


                                          By:
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                                          Title:
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